Popular Warehouse Lending, LLC
                  a Popular, Inc. Company

April 23, 2003

Mr. Richard Gagliardi, President
Capital Financial Corp.
1280 Rt. 46 West
Parsippany, NJ  07054

Re:  Warehouse Credit and Security Agreement dated October
14, 1999, as amended and modified (the "Agreement")

Dear Mr. Nickel:

Popular Warehouse Lending, LLC. (the "Lender" formerly known as National Mortgage Warehouse, LLC.) has approved the following amendment and extension to the captioned
"agreement" between CAPITAL FINANCIAL CORP.,. (the
"Borrower") and Lender:

     1.11 Maximum Credit Availability:  $10,000,000
     Minimum Adjusted Tangible Net Worth & Leverage:
Maintain a minimum adjusted tangible net worth ("ATNW") at all times not less than the greater of (a) such amount, if any, as is required under the Applicable Requirements; or
(b) $500,000. ATNW is defined as net worth determined according to Generally Accepted Accounting Principals less all assets that would be classified as intangible assets under GAAP, less monies due from shareholders and related parties, less any other assets deemed unacceptable by Lender. Borrower will not allow pro forma leverage (total liabilities plus unused warehouse lines divided by ATNW to exceed 20:1.

Except as modified herein, the Agreement and all other documents related thereto, shall remain in full force and effect. Your execution hereof shall act as your representation that the execution of this amendment to the agreement has been authorized by all required corporate action, that this letter constitutes the valid and binding obligation of the Borrower, is enforceable in accordance with its terms, that no Default or Event of Default exists and that no material adverse change in the financial condition or prospects of the Borrower has occurred. The aforesaid terms of this letter are subject to your written acceptance evidenced by executing and returning a copy hereof, including the written consent of guarantors.

If you have any questions please contact Joseph Doyle or myself.

Sincerely,


s/Glenn Hedde
Glenn Hedde
President

                       www.warehousebanker.com
      301 Lippincott Drive - Suite 100 - Marlton, NJ  08053
           Phone:  856-396-0131   -  FAX:  856-396-0421










Richard Gagliardi, President
Capital Financial Corp.
April 23, 2003
Page 2 of 6






AGREED TO AND ACCEPTED THIS

25th day of April, 2003

Capital Financial Corp.


By: s/Richard G. Gagliardi
    Richard Gagliardi, President

Attest:  Debra A. Lourie
          Secretary

(seal)



Guarantors Acknowledgement:

The undersigned, guarantor(s) of the Liabilities of the Borrower to the Lender, hereby consent to the above letter and agree(s) that same shall not effect their guarantee(s) of the Liabilities of the Borrower to the Lender, which guarantee(s) remain in full force and effect.

s/Richard G. Gagliardi                      April 25, 2003
  Richard Gagliardi                          Date


American Asset Management Corp.

s/Richard G. Gagliardi
Richard Gagliardi, President

Attest: s/Debra A. Lourie
       Secretary







Richard Gagliardi, President
Capital Financial Corp.
April 23, 2003
Page 3 of 6

                    AMENDED PROMISSORY NOTE


$10,000,000.                          Date:  April 25, 2003

FOR VALUE RECEIVED, the undersigned CAPITAL FINANCIAL
CORP., a NEW JERSEY Corporation ("Borrower"), hereby promises to pay to the order of Popular Warehouse Lending, LLC, a Delaware Limited Liability Company (hereinafter called the "Lender", or together with its successors and assigns, the "Holder") at such place as the Holder may designate from time to time, the principal sum of TEN
MILLION DOLLARS ($10,000,000) or so much thereof as may be outstanding from time to time as evidenced by the books and records of the Lender, pursuant to the Warehouse Credit and Security Agreement ("Agreement") described below, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

This Note is given to evidence an actual warehouse line of credit in the above amount and is the Promissory Note referred to in the Agreement between the Borrower and the Lender, as the same may be amended or supplemented from Time to time, and is entitled to the benefits thereof.
Reference is made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein.
Capitalized terms used herein shall have the same meaning given to them in the Agreement, unless otherwise defined herein.

This Note may be prepaid in whole or in part at any time without premium or penalty.

Should this Note be placed in the hands of an attorney for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorney's fees and expenses.

The Borrower hereby waives demand, notice, protest and presentment.

This Note shall be construed and enforced in accordance with the laws of the State of New Jersey, without reference to its principles of conflicts of law.



Richard Gagliardi, President
Capital Financial Corp.
April 23, 2003
Page 4 of 6


THIS NOTE IS AN AMENDED NOTE.  IT IS AMENDED TO INCREASE
THE PRINCIPAL SUM, WHICH THE MAKER HAS PROMISED TO PAY TO
LENDER PURSUANT TO THE ORIGINAL PROMISSORY NOTE.  ALL
OBLIGATIONS OF THE MAKER UNDER THE ORIGINAL PROMISSORY NOTE
THAT ARE OUTSTANDING AT THE TIME OF EXECUTION OF THIS
AMENDED NOTE REMAIN IN FULL FORCE AND EFFECT, PURSUANT TO
THE TERMS OF THAT ORIGINAL PROMISSORY NOTE AND, IN
ADDITION, ARE INCORPORATED INTO THE OBLIGATIONS OF THE
MAKER, PURSUANT TO THE TERMS OF THIS AMENDED PROMISSORY
NOTE.

IN WITNESS WHEREOF, the Borrower has executed this Note, as of the day and year first above written.


CAPITAL FINANCIAL CORP.


s/Richard G. Gagliardi
By: Richard Gagliardi, President

ATTEST:  s/Debra A. Lourie
          Secretary

(seal)


State of New Jersey
                     Ss
County of Morris

On the 25th day of April, 2003, before me, a Notary Public or other person authorized by law to take acknowledgments, personally appeared Richard Gagliardi, the President of Capital Financial Corp., a New Jersey Corporation, being known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by such signature on the instrument, the person or entity upon behalf of which the person acted, executed the instrument.



Witness my hand and official seal.

s/Dolores A. D'Occardi
Notary Public of New Jersey
My Commission expires:  May 17, 2005






Richard G. Gagliardi, President
Capital Financial Corp.
April 23, 2003
Page 5 of 6


              BORROWER AUTHORIZATION (CORPORATE)

     I, the undersigned secretary of CAPITAL FINANCIAL
CORP., a NEW JERSEY corporation ("Borrower") do hereby certify that I am the Secretary of Borrower and that, as such, I am authorized to execute this Certificate on behalf of Borrower, and I further certify that at a meeting of the Board of Directors of Borrower, duly and regularly called and held, a quorum being present throughout, the following resolutions were unanimously adopted and recorded in the minute books of Borrower, kept by me, and are in accord with and pursuant to the Articles of Incorporation and by-laws of Borrower, and such Articles of Incorporation and by-laws are now in full force and effect. I further certify that attached hereto is a certification issued by the authorized officer of the state in which the Borrower is incorporated attesting to the subsistence and good standing of Borrower.

     RESOLVED, that Borrower is hereby authorized and directed to enter into a warehouse credit and security transaction in the amount of TEN MILLION DOLLARS
($10,000,000) (the "Loan") with Popular Warehouse Lending,
LLC. ("Lender") as set forth in the Warehouse Credit and Security Agreement attached hereto, and do all things necessary or appropriate to enter into and perform its obligations thereunder.

     FURTHER RESOLVED, that the President, any Vice-
President or other proper office of Borrower are authorized and directed to execute and deliver in the name of Borrower and on its behalf all documents required to be delivered by Borrower in connection with the Loan and do all other acts in the name of Borrower and in its behalf, as are necessary or proper in order for the transactions contemplated in the Commitment to be consummated in accordance with their respective terms.

     FURTHER RESOLVED, that any officer shall be authorized to execute on behalf of the corporation an Incumbency
Certificate in a form satisfactory to the Lender, containing the names and original signatures of those officers and employees or agents of the corporation who shall be authorized to execute certain documents and other items on behalf of the corporation, which execution shall be fully effective and bind the corporation in the context thereof. Said Incumbency Certificate may be changed or modified at any time and shall be fully effective if signed on behalf of the corporation by any officer. Any
Incumbency Certificate previously executed by this corporation is hereby ratified and shall remain in full force and effect until changed or modified.

     I further certify that each of the following persons has been duly elected and qualified to hold and currently holds the office set forth opposite his name below and that the signature of each such person appearing opposite his name below in his own true signature:







Richard Gagliardi, President
Capital Financial Corp.
April 23, 2003
Page 6 of 6



NAME                   OFFICE           SIGNATURE
Richard Gagliardi   President        s/Richard G. Gagliardi
Spence Killam       Vice President   s/Spence Killam
Debra Lourie        Secretary        s/Debra A. Lourie


     IN WITNESS WHEREOF, I have hereunto set my hand
And caused the seal of Borrower to be affixed as of April 25, 2003.

s/Debra A. Lourie
  Secretary

(Corporate Seal)